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                 PRUDENTIAL SMALL COMPANY VALUE FUND, INC.

                                    By-Laws

                                   ARTICLE I

                                  STOCKHOLDERS

     Section 1. PLACE OF MEETING. All meetings of the stockholders shall be held at the principal office of the Corporation in the State of Maryland or at such other place within the United States as may from time to time be designated by the Board of Directors and stated in the notice of such meeting.

     Section 2. ANNUAL MEETING. The annual meeting of the stockholders of the Corporation shall be held in the month of January of each year on such date and at such hour as may from time to time be designated by the Board of Directors and stated in the notice of such meeting, for the transaction of such business as may properly be brought before the meeting; provided, however, that an annual meeting of stockholders is not required to be held in any year in which the election of directors is not required to be acted upon by stockholders pursuant to the Investment Company Act of 1940.

     Section 3. SPECIAL OR EXTRAORDINARY MEETINGS. Special or extraordinary meetings of the stockholders for any purpose or purposes may be called by the Chairman of the Board, the President or a majority of the Board of Directors, and shall be called by the Secretary upon receipt of the request in writing signed by stockholders holding not less than 25% of the common stock issued and outstanding and entitled to vote thereat. Such request in writing signed by stockholders holding not less than 25% of the


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common stock issued and outstanding and entitled to vote thereat. Such request shall state the purpose or purposes of the proposed meeting. The Secretary shall inform such stockholders of the reasonably estimated costs of preparing and mailing such notice of meeting and upon payment to the Corporation of such costs, the Secretary shall give notice stating the purpose or purposes of the meeting as required in this Article and by-law to all stockholders entitled to notice of such meeting. No special meeting need be called upon the request of the holders of shares entitled to cast less than a majority of all votes entitled to be cast at such meeting to consider any matter which is substantially the same as a matter voted upon at any special meeting of stockholders held during the preceding twelve months.

     Section 4. NOTICE OF MEETINGS OF STOCKHOLDERS. Not less that ten days' and not more than ninety days' written or printed notice of every meeting of stockholders, stating the time and place thereof (and the general nature of the business proposed to be transacted at any special or extraordinary meeting), shall be given to each stockholder entitled to vote thereat by leaving the same with him or at his residence or unusual place of business or by mailing it, postage prepaid, and addressed to him at his address as it appears upon the books of the Corporation. If mailed, notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder as aforesaid.

     No notice of the time, place or purpose of any meeting of stockholders need be given to any stockholder who attends in person


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or by proxy or to any stockholder who, in writing executed and filed with the records of the meeting, either before or after the holding thereof, waives such notice.

     Section 5. RECORD DATES. The Board of Directors may fix, in advance, a date not exceeding ninety days preceding the date of any meeting of stockholders, any dividend payment date or any date for the allotment of rights, as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting or entitled to receive such dividends or rights, as the case may be; and only stockholders of record on such date shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights, such date shall not be less than ten days prior to the date fixed for such meeting.

     Section 6. QUORUM, ADJOURNMENT OF MEETINGS. The presence in person or by proxy of the holders of record of a majority of the shares of the common stock of the Corporation issued and outstanding and entitled to vote thereat shall constitute a quorum at all meetings of the stockholders except as otherwise provided in the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the holders of a majority of the stock present in person or by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite number of stockholders entitled to vote at such meeting shall be present. At such adjourned meeting


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at which the requisite amount of stock entitled to vote thereat shall be represented any business may be transacted which might have been transacted at the meeting as originally notified.

     Section 7. VOTING AND INSPECTORS. At all meetings, stockholders of record entitled to vote thereat shall have one vote for each share of common stock standing in his/her name on the books of the Corporation (and such stockholders of record holding fractional shares, if any, shall have proportionate voting rights) on the date for the determination of stockholders entitled to vote at such meeting, either in person or by proxy. A stockholder may sign a writing authorizing another person to act as proxy. Signing may be accomplished by the stockholder or the stockholder's authorized agent signing the writing or causing the stockholder's signature to be affixed to the writing by any reasonable means, including facsimile signature. A stockholder may authorize another person to act as proxy by transmitting, or authorizing the transmission of, a telegram, cablegram, datagram, or other means of electronic transmission to the person authorized to act as proxy or to a proxy solicitation firm, proxy support service organization, or other person authorized by the person who will act as proxy to receive the transmission.

     All elections shall be had and all questions decided by a majority of the votes cast at a duly constituted meeting, except as otherwise provided by statute or by the Articles of Incorporation or by these By-Laws.

     At any election of Directors, the Chairman of the meeting may, and upon the request of the holders of ten percent (10%) of the stock entitled to vote at such election shall, appoint two inspectors of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Director shall be appointed such Inspector.

     Section 8. CONDUCT OF STOCKHOLDERS' MEETINGS. The


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meetings of the stockholders shall be presided over by the Chairman of the
Board, or if he is not present, by the President, or if he is not present, by a Vice-President, or if none of them is present by a Chairman to be elected at the meeting. The Secretary of the Corporation, if present, shall act as a Secretary of such meetings, or if he is not present, an Assistant Secretary shall so act; if neither the Secretary nor the Assistant Secretary is present, then the meeting shall elect its Secretary.

     Section 9. CONCERNING VALIDITY OF PROXIES, BALLOTS, ETC. At every meeting of the stockholders, all proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the Secretary of the meeting, who shall decide all questions concerning the qualification of voters, the validity of the proxies and the acceptance or rejection of votes, unless inspectors of election shall have been appointed by the Chairman of the meeting, in which event such inspectors of election shall decide all such questions.

                                   ARTICLE II

                               BOARD OF DIRECTORS

     Section 1. NUMBER AND TENURE OF OFFICE. The business and affairs of the Corporation shall be conducted and managed by a Board of Directors of not less than three nor more than twelve Directors, as may be determined from time to time by vote of a majority of the Directors then in office. Directors need not be stockholders.

     Section 2. VACANCIES. In case of any vacancy in the


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Board of Directors through death, resignation or other cause, other than an increase in the number of Directors, a majority of the remaining Directors, although a majority is less than a quorum, by an affirmative vote, may elect a successor to hold office until the next annual meeting of stockholders or until his successor is chosen and qualifies.

     Section 3. INCREASE OR DECREASE IN NUMBER OF DIRECTORS. The Board of Directors, by the vote of a majority of the entire board, may increase the number of Directors and may elect Directors to fill the vacancies created by any such increase in the number of Directors until the next annual meeting or until their successors are duly chosen and qualified. The Board of Directors, by the vote of a majority of the entire Board, may likewise decrease the number of Directors to a number not less than three.

     Section 4. PLACE OF MEETING. The Directors may hold their meetings, have one or more offices, and keep the books of the Corporation, outside the State of Maryland, at any office or offices of the Corporation or at any other place as they may from time to time by resolution determine, or in the case of meetings, as they may from time to time by resolution determine may or as shall be specified or fixed in the respective notices or waivers of notice thereof.

     Section 5. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such time and on such notice as the Directors may from time to time determine.

     The annual meeting of the Board of Directors shall be


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held as soon as practicable after the annual meeting of the stockholders for the election of Directors.

     Section 6. SPECIAL MEETINGS. Special meetings of the Board of Directors may be held from time to time upon call of the Chairman of the Board, the President, the Secretary or two or more of the Directors, by oral or telegraphic or written notice duly served on or sent or mailed to each Director not less than one day before such meeting. No notice need be given to any Director who attends in person or to any Director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice.
Such notice or waiver of notice need not state the purpose or purposes of such meeting.

     Section 7. QUORUM. One-third of the Directors then in office shall constitute a quorum for the transaction of business, provided that a quorum shall in no case be less than two Directors. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall be obtained. The act of the majority of the Directors present at any meeting at which there is a quorum shall be the act of the Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these By-Laws.

     Section 8. OPERATING COMMITTEE. The Board of Directors may, by the affirmative vote of a majority of the entire Board, appoint form the Directors an Operating Committee to consist of such of Directors (not less than three) as the Board may


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from time to time determine. The Chairman of the Committee shall be elected by the Board of Directors. The Board of Directors by such affirmative vote shall have power at any time to change the members of such Committee and may fill vacancies in the Committee by election from the Directors. When the Board of Directors is not in session, to the extent permitted by law the Operating Committee shall have and may exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation. The Operating Committee may fix its own rules of procedure, and may meet when and as provided by such rules or by resolution of the Board of Directors, but in every case the presence of a majority shall be necessary to constitute a quorum. During the absence of a member of the Operating Committee, the remaining members may appoint a member of the Board of Directors to act in his place.

     Section 9. OTHER COMMITTEES. The Board of Directors, by the affirmative vote of a majority of the whole Board, may appoint from the Directors other committees which shall in each case consist of such number of Directors (not less than one) and shall have and may exercise such powers as the Board may determine in the resolution appointing them. A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to change the members and powers of any such committee, to fill vacancies and to discharge any such committee.


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     Section 10. TELEPHONE MEETINGS. Members of the Board of Directors or a
committee of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all person participation in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting.

     Section 11. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent if filed with the minutes of the proceedings of the Board or committee.

     Section 12. COMPENSATION OF DIRECTORS. No Director shall receive any stated salary or fees from the Corporation for his services as such if such Director is, otherwise than by reason of being such Director, an interested person (as such term is defined by the Investment Company Act of 1940) of the Corporation or of its investment adviser, administrator or principal underwriter. Except as provided in the preceding sentence, Directors shall be entitled to receive such compensation from the Corporation for their services as may from time to time be voted by the Board of Directors.

     Section 13. NOMINATING COMMITTEE. The Board of Directors may be the affirmative vote of a majority of the entire


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Board appoint from its members a Nominating Committee composed of two or more directors who are not "interested persons" (as defined in the Investment Company Act of 1940) of the Corporation, as the Board may from time to time determine. The Nominating Committee shall be empowered to elect its own Chairman who may call or direct the Secretary of the Corporation to call meetings in accordance with the notice provisions of these By-laws otherwise applicable to meetings of the Board of Directors. The Nominating Committee shall recommend to the Board a slate of persons who are not "interested persons" (as defined in the Investment Company Act of 1940) of the Corporation, which may include members of the Nominating Committee, to be nominated for election as directors by the stockholders at each annual meeting of stockholders and to fill any vacancy occurring for any reason among the directors who are not such interested persons.

                                  ARTICLE III

                                    OFFICERS

     Section 1. EXECUTIVE OFFICERS. The executive officers of the Corporation shall be chosen by the Board of Directors as soon as may be practicable after the annual meeting of the stockholders. These may include a Chairman of the Board (who shall be a Director) or a Chairman of the Fund and shall include a President, one or more Vice-Presidents (the number thereof to be determined by the Board of Directors), a Secretary and a Treasurer. The Board of Directors or the Operating Committee may also in its discretion appoint Assistant Secretaries, Assistant Treasurers and


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other officers, agents and employees, who shall have such authority and perform such duties as the Board or the Operating Committee may determine. The Board of Directors may fill any vacancy which may occur in any office. Any two officers, except those of President and Vice-President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law or these By-laws to be executed, acknowledge or verified by two or more officers.

     Section 2. TERM OF OFFICE. The term of office of all officers shall be one year and until their respective successors are chosen and qualified. Any officer may be removed from office at any time with or without cause by the vote of a majority of the whole Board of Directors.

     Section 3. POWERS AND DUTIES. The officers of the Corporation shall have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as may from time to time be conferred by the Board of Directors or the Operating Committee.

                                   ARTICLE IV

                                 CAPITAL STOCK

     Section 1. CERTIFICATES FOR SHARES. Each stockholder of the Corporation shall be entitled to a certificate or certificates for the full shares of stock of the Corporation owned by him in such form as the Board may from time to time prescribe.

     Section 2. TRANSFER OF SHARES. Shares of the


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Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his duly authorized attorney or legal representative, upon surrender and cancellation of certificates, if any, for the same number of shares, duly endorsed or accompanied by proper instruments of assignment and transfer, with such proof of the authenticity of the signature as the Corporation or his agents may reasonably require; in the case of shares not represented by certificates, the same or similar requirements may be imposed by the Board of Directors.

     Section 3. STOCK LEDGERS. The stock ledgers of the Corporation, containing the name and address of the stockholders and the number of shares held by them respectively, shall be kept at the principal office of the Corporation or, if the Corporation employs a Transfer Agent, at the office of the Transfer Agent of the Corporation.

     Section 4. LOST, STOLEN OR DESTROYED CERTIFICATES. The Board of Directors or the Operating Committee may determine the conditions upon which a new certificate of stock of the Corporation of any class may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed; and may, in its discretion, require the owner of such certificate or his legal representative to give bond, with sufficient surety, to the Corporation and each Transfer Agent, if any, and to indemnify it and each Transfer Agent against any and all loss or claims which may arise by reason of the issue of a new certificate in the place of the one so lost, stolen or destroyed.


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                                   ARTICLE V

                                 CORPORATE SEAL

     The Board of Directors may provide for a suitable corporate seal, in such form and bearing such inscriptions as it may determine.

                                   ARTICLE VI

                                  FISCAL YEAR

     The fiscal year of the Corporation shall begin on the first day of October and shall end on the thirtieth day of September in each year.

                                  ARTICLE VII

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Corporation shall indemnify against judgments, penalties, fines, settlements and reasonable expenses any director made a party to any proceeding by reason of his capacity as a director if such director acted in good faith; reasonably believed, in the case of conduct in such director's official capacity with the Corporation, that the conduct was in the best interest of the Corporation or, in all other cases, that the conduct was at least not opposed to the best interests of the Corporation, or in all other cases, that the conduct was at least not opposed to the best interest of the Corporation; and, in the case of a criminal proceeding, had no reasonable cause to believe that the conduct was unlawful; provided that, if the proceeding was one by or in the right of the Corporation, indemnification may be made only against reasonable expenses and may not be made in respect of any


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proceeding in which the director shall have been adjudged to be liable to the
Corporation; and provided, further, that a director may not be indemnified pursuant to this sentence in respect of any proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, creates a rebuttable presumption that the director did not meet the requisite standard of conduct set forth in this sentence.

     Indemnification pursuant to the foregoing sentence may not be made by the Corporation unless authorized in the specific case for a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in such sentence. Such determination shall be made:

          (1) By the board of directors by a majority vote of a quorum consisting of directors not, at the time, parties to the proceeding, or, if such a quorum cannot be obtained, then by a majority vote of a committee of the board consisting solely of two or more director not, at the time, parties to such proceeding and who were duly designated to act in the matter by a majority vote of the full board in which the designated directors who are parties may participate;

          (2) By special legal counsel selected by the board of directors or a committee of the board by vote as set forth in subparagraph (1) for this paragraph, or, if the requisite quorum of the full board cannot be obtained therefor and the full board in which directors


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     who are parties may participate; or

          (3) By the stockholders.

Authorization of indemnification and determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible. However, if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as the reasonableness of expenses shall be made in the manner specified in subparagraph (2) of this paragraph for selection of such counsel. Shares held by directors who are parities to the proceeding may not be voted on the subject matter under this paragraph.

     A director who has been successful, on the merits or otherwise, in the defense of any proceeding referred to in the first sentence of this Article VII shall be indemnified against reasonable expenses incurred by the director in connection with the proceeding. A court of appropriate jurisdiction upon application of a director and such notice as the court shall require, may order indemnification in the following circumstances:

          (1) If it determines a director is entitled to reimbursement under the first sentence of this paragraph, the court shall order indemnification, in which case the director shall be entitled to recover the expenses of securing such reimbursement; or

          (2) If it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director has met the standards of conduct set forth in the first sentence of this Article VII or has been adjudged liable under the circumstances


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     described in the second proviso of the first sentence of this Article VII, the court may order such indemnification as the court shall deem proper. However, indemnification with respect to any proceeding by or in the right of the Corporation or in which liability shall have been adjudged in the circumstances described in such second proviso shall be limited to expenses. A court of appropriate jurisdiction may be the same court in which the proceeding involving the director's liability took place.

     Reasonable expenses incurred by a director who is a party to a proceeding may be paid or reimbursed by the Corporation in advance of the final disposition of the proceeding, after a determination that the facts then known to those making the determination would not preclude indemnification under this Article upon receipt by the Corporation of:

          (1) A written affirmation by the director of the director's good faith belief that the standard of conduct necessary for indemnification by the Corporation as authorized in this Article has been met; and

          (2) A written undertaking by or on behalf of the director to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

The undertaking required by subparagraph (2) of this paragraph shall be an unlimited general obligation of the director but need not be secured and may be accepted with reference to financial ability to make the repayment. Determinations and authorizations of payments under this paragraph shall be in the manner specified in the second paragraph of this Article.

     An officer of the Corporation shall be indemnified as and to the extent provided in the third paragraph of this Article for


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the director and shall be entitled, to the same extent as a director, to seek indemnification pursuant to such paragraph. The Corporation may indemnify and advance expenses to an officer, employee, or agent of the Corporation to the same extent that it may indemnify directors under this section; and the Corporation, in addition, may indemnify and advance expenses to an officer employee, or agent who is not a director to such further extent, consistent with law, as may be provided by specific action of the Board of Directors or contract.

     The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or who, while a director, officer, employee, or agent of the Corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, other enterprise, or employee benefit plan against any liability asserted against and whether or not the Corporation would have the power to indemnify against liability under the provision of this section.

     For the purpose of this Article the following words have the indicated meanings:

          (1) "Director" means any person who is or was director of the Corporation and any person who, while a director of the Corporation, is or was serving at the request of the Corporation as director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan.

          (2) "Expenses" include attorneys fees.


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          (3) "Official capacity" means the following:

          (a) When used with respect to director, the office of director in the Corporation; and

          (b) When used with respect to a person other than a director, the elective or appointive office in the Corporation held by the officer, or the employment or agency relationship undertaken by the employee or agent in behalf of the Corporation. "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, other enterprise, or employee benefit plan.

          (4) "Party" includes a person who was, is, or is threatened to be named defendant or respondent in a proceeding.

          (5) "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative.


                                     ARTICLE VIII

                                      CUSTODIAN


     Section 1. The Corporation shall have as custodian or custodians one or more trust companies or banks of good standing, each having a capital, surplus and undivided profits aggregating not less than fifty million dollars ($50,000,000), and, to the extent required by the Investment Company Act of 1940, the funds and securities held by the Corporation shall be kept in the custody of one or more such custodians, provided such custodian or custodians can be found ready and willing to act, and further provided that the Corporation may use as subcustodians, for the

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purpose of holding any foreign securities and related funds of the Corporation such foreign banks as the Board of Directors may approve and as shall be permitted by law.

     Section 2. The Corporation shall upon the resignation or inability to serve of its custodian or upon change of the custodian:

             (i) in case of such resignation or inability to serve, use its best efforts to obtain a successor custodian;

             (ii) require that the cash and securities owned by the Corporation be delivered directly to the successor custodian; and

             (iii) in the event that no successor custodian can be found, submit to the stockholders before permitting delivery of the cash and securities owned by the Corporation otherwise than to a successor custodian, the question whether or not this Corporation shall be liquidated or shall function without a custodian.

                                   ARTICLE IX

                               CHECKS, NOTES, ETC.

     All check and drafts on the Corporation's bank account and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers, or agents, as


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shall be thereunto authorized from time to time by the Board of Directors.

                                   ARTICLE X

                              AMENDMENT OF BY-LAWS

     The By-Laws of the Corporation may be altered, amended, added to or repealed by the stockholders or by majority vote of the entire Board of Directors; but any such alteration, amendment, addition or repeal of the By-Laws by action of the Board of Directors may be altered or repealed by stockholders.

As amended as of November 19, 1999














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